SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ARAMARK Services, Inc. (“Services”), a wholly owned subsidiary of ARAMARK Corporation (the “Company”), and Citigroup Global Markets, Inc, Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., acting for themselves and as the representatives for the other underwriters named in Schedule I to the Pricing Agreement (as defined below) (the “Underwriters”), entered into an Underwriting Agreement, dated May 24, 2005 (the “Underwriting Agreement”) and a Pricing Agreement, dated May 24, 2005 (the “Pricing Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $250,000,000 aggregate principal amount of the Services’ 5.00% Notes Due 2012 guaranteed by the Company (the “Notes”).

The Company and the Underwriters consummated the sale and purchase of the Notes pursuant to the Pricing Agreement on May 31, 2005. The Notes were sold to the public at an issue price of 99.988% of the Notes’ principal amount ($249,970,000). The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses of the sale of the Notes, were $248,407,500.

The terms of the Notes are as set forth in the prospectus supplement of the Company, dated May 24, 2005, to its prospectus dated April 8, 2002, relating to the offer and sale of the Notes (the “Prospectus Supplement”), which Prospectus Supplement was filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 26, 2005 pursuant to Rule 424(b)(2) of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes constitute the Company’s newly created series of 5.00% Notes Due 2012 (the “2012 Series”). The 2012 Series was created and established, and its terms and conditions were established, by actions of the Company pursuant to and in accordance with the Indenture, dated as of April 8, 2002 (the “Indenture”), among Services, as Issuer, the Company, as Guarantor, and J.P. Morgan Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes are as set forth in the Indenture, which is an exhibit to the Registration Statement on Form S-3 of the Company (Commission File No. 333-85050), and in the form of the promissory note that represents the Notes. The Notes will be delivered in the form of a global note in the original principal amount of $250,000,000, representing the Notes issued and sold (the “Global Note”), which will be executed by the Company and authenticated by the Trustee. Copies of the Pricing Agreement, the Underwriting Agreement and the form of the Global Note are attached as exhibits to this Current Report on Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Services drew upon, in two separate borrowings occurring on May 25, 2005 and May 26, 2005, an aggregate of approximately $108.5 million of its excess capacity (the “Loans”) under its Credit Agreement dated as of March 31, 2004, which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended April 2, 2004 (the “Credit Agreement”). The proceeds from these borrowings were used for working capital purposes and to satisfy the Company’s obligations on a $50 million bank term loan due May 25, 2005 and a $55 million bank term loan due May 26, 2005. The Loans were repaid on May 31, 2005 with the proceeds from Services’ offering of its 5.00% Notes Due 2012 described above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

1(a)	Pricing Agreement, dated as of May 24, 2005, among Services, the Company and the Underwriters.

1(b)	Underwriting Agreement, dated as of May 24, 2003, among Services, the Company and the Underwriters.

4	Form of Global Note to represent the ARAMARK Services, Inc. 5.00% Notes Due 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: May 31, 2005	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer